Exhibit 99.2

Everus Construction Group Holding Investor and Analyst Information Event Today at NYSE

Bismarck, N.D. — Oct. 17, 2024 — Everus Construction Group, an industry-leading construction services provider, will hold an analyst and investor day at 10 a.m. EDT today at the New York Stock Exchange.

At the event, management will provide an overview of the company’s 4EVER strategic framework, investment highlights, operations, financial performance and anticipated growth prospects. The presentation will be followed by a question-and-answer session.

Everus also is reiterating its 2024 guidance:
•Revenue is expected to be in the range of $2.65 billion to $2.85 billion.
•Earnings before interest, taxes, depreciation and amortization (EBITDA) are expected to be in the range of $220 million to $240 million.*
•Margins are expected to be higher than in 2023.

* See the table below for a reconciliation of non-GAAP financial measures.

Everus is expected to be spun off on Oct. 31 from MDU Resources Group (NYSE: MDU) through a pro rata distribution of 100% of Everus’ outstanding shares of common stock to MDU stockholders of record on Oct. 21. Everus is expected to begin trading under the ticker symbol ECG on the NYSE on Nov. 1. Additional details about the stock distribution can be found at investors.everus.com/news.

The investor day presentation will be webcast. A link to the webcast, as well as the presentation materials and more information about the anticipated spinoff, can be found at investors.everus.com. A replay of the webcast will be available on Everus’ website following the event.

MDU Resources announced in November 2023 that it intends to spin off Everus as an independent, publicly traded company to optimize value for stockholders.

Everus to Webcast Third Quarter Earnings Conference Call Nov. 7
Everus also announced today that it will webcast its third quarter 2024 earnings conference call at 8:30 a.m. EST Nov. 7. The company will release its third quarter results after U.S. financial markets close on Nov. 6. The webcast and a subsequent replay will be accessible at investors.everus.com under “Events & Presentations.”

Forward-Looking Statements
Information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release, including information about projections, financial guidance and the expected timing of the spinoff, are expressed in good faith and are believed by the company to have a reasonable basis. Although the company believes its expectations are based on reasonable assumptions, there is no assurance the company’s

Exhibit 99.2
projections, including financial guidance, will be achieved. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. For a discussion of important factors that could cause actual results to differ materially, refer to Everus’ Form 10 Registration Statement and Item 1A — Risk Factors in MDU Resources' most recent Form 10-K and Form 10-Q and subsequent filings with the SEC. Changes in such factors could cause actual future results to differ materially from financial guidance. All forward-looking statements in this news release are expressly qualified by such cautionary statements and by reference to the underlying factors. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, the company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

About MDU Resources
MDU Resources Group, Inc., a member of the S&P SmallCap 600 Index, provides essential products and services through its regulated energy delivery and construction services businesses. Founded in 1924, the company is celebrating its 100th anniversary; learn more at www.mdu.com/100th-anniversary. For more information about MDU Resources, visit www.mdu.com or contact the Investor Relations Department at investor@mduresources.com.

About Everus Construction Group
Everus Construction Group, Inc. is Building America's Future™ by providing a full spectrum of construction services through its electrical and mechanical, and transmission and distribution specialty contracting services across the United States. These specialty contracting services are provided to utility, transportation, commercial, industrial, institutional, renewable and other customers. Its E&M contracting services include construction and maintenance of electrical and communication wiring and infrastructure, fire suppression systems, and mechanical piping and services. Its T&D contracting services include construction and maintenance of overhead and underground electrical, gas and communication infrastructure, as well as manufacturing and distribution of transmission line construction equipment and tools. For more information about Everus, visit everus.com.

Non-GAAP Financial Measures
Everus has provided a non-GAAP financial measure of 2024 EBITDA guidance. The company defines EBITDA from continuing operations as income (loss) from continuing operations before interest; taxes; and depreciation and amortization. The company believes this non-GAAP financial measure provides meaningful information to investors about operational efficiency compared to the company's peers by excluding the impacts of differences in tax jurisdictions and structures, debt levels and capital investment. The company's management uses the non-GAAP financial measure in conjunction with GAAP results when evaluating the company's operating results and calculating compensation packages. Non-GAAP financial measures are not standardized; therefore, it may not be possible to compare such financial measures with other companies' non-GAAP financial measures having the same or similar names. The presentation of this additional information is not meant to be considered a substitution for financial measures prepared in accordance with GAAP. The company strongly encourages investors to review the consolidated financial statements in their entirety and to not rely on any single financial measure. The following table provides a reconciliation of GAAP income from continuing operations to EBITDA for forecasted results.

Exhibit 99.2

EBITDA Guidance Reconciliation for 2024
	Construction Services
	Low	High
	(In millions)
Income from continuing operations	$140.0	$150.0
Adjustments:
Interest expense	10.0	15.0
Income tax expense	45.0	50.0
Depreciation and amortization	25.0	25.0
EBITDA from continuing operations	$220.0	$240.0

Investor Contact: Brent Miller, assistant treasurer and director of financial projects and investor relations, 701-530-1730
Media Contacts: Laura Lueder, Everus director of communications, 701-221-6444
Byron Pfordte, MDU Resources manager of integrated communications, 208-377-6050